Schedules A and B – Management Agreement – CFST I and CFVIT

SCHEDULE A

As of July 1, 2026

Series	Effective Date
Columbia Funds Series Trust I
Columbia Adaptive Risk Allocation Fund	October 1, 2015
Columbia Balanced Fund	January 1, 2016
Columbia Contrarian Core Fund	January 1, 2016
Columbia Cornerstone Growth Fund	December 1, 2015
Columbia Dividend Income Fund	October 1, 2015
Columbia Emerging Markets Fund	January 1, 2016
Columbia Global Technology Growth Fund	January 1, 2016
Columbia Greater China Fund	January 1, 2016
Columbia High Yield Municipal Fund	October 1, 2015
Columbia Integrated Large Growth Fund II	August 1, 2015
Columbia Intermediate Duration Municipal Bond Fund	March 1, 2016
Columbia International Dividend Income Fund	January 1, 2016
Columbia Massachusetts Intermediate Municipal Bond Fund	March 1, 2016
Columbia Multi Strategy Alternatives Fund	October 1, 2015
Columbia New York Intermediate Municipal Bond Fund	March 1, 2016
Columbia Oregon Intermediate Municipal Bond Fund	December 1, 2015
Columbia Real Estate Equity Fund	May 1, 2016
Columbia Select Corporate Income Fund	September 1, 2015
Columbia Select Large Cap Growth Fund	August 1, 2015
Columbia Select Mid Cap Growth Fund	January 1, 2016
Columbia Small Cap Growth Fund	January 1, 2016
Columbia Small Cap Value Discovery Fund	September 1, 2015
Columbia Strategic California Municipal Income Fund	March 1, 2016
Columbia Strategic Income Fund	March 1, 2016
Columbia Strategic New York Municipal Income Fund	March 1, 2016
Columbia Total Return Bond Fund	September 1, 2015
Columbia Total Return Municipal Income Fund	December 1, 2015
Columbia U.S. Treasury Index Fund	September 1, 2015
Columbia Ultra Short Term Bond Fund	December 1, 2015
Multi-Manager Alternative Strategies Fund	January 1, 2016
Multi-Manager Small Cap Equity Strategies Fund	January 1, 2016
Multi-Manager Total Return Bond Strategies Fund	January 1, 2016

Effective Date
Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio – Contrarian Core Fund	May 1, 2016
Columbia Variable Portfolio – Long Government/Credit Bond Fund	May 1, 2016
Columbia Variable Portfolio – Small Cap Value Discovery Fund	May 1, 2016
Columbia Variable Portfolio – Small Company Growth Fund	May 1, 2016
Columbia Variable Portfolio – Strategic Income Fund	May 1, 2016
Variable Portfolio – Managed Volatility Conservative Fund	May 1, 2016
Variable Portfolio – Managed Volatility Conservative Growth Fund	May 1, 2016
Variable Portfolio – Managed Volatility Growth Fund	May 1, 2016

Schedules A and B – Management Agreement – CFST I and CFVIT

SCHEDULE B

Fee Schedule

As of July 1, 2026

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Multi-Manager Alternative Strategies Fund*	January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 > $12,000	1.100 1.050 1.020 0.990 0.960 0.950	% % % % % %
Columbia Contrarian Core Fund	July 1, 2021	$0 - $500 >$500 - $1,000 >$1,000 - $1,500	0.7700 0.7200 0.6700	% % %
Columbia VP – Contrarian Core	July 1, 2022	>$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000 - $15,600 >$15,600 - $20,300 >$20,300 - $26,400 >$26,400 - $34,300 >$34,300 - $44,600 >$44,600 - $58,000 >$58,000	0.6200 0.6000 0.5800 0.5700 0.5675 0.5650 0.5625 0.5600 0.5575 0.5550	% % % % % % % % % %
Multi-Manager Total Return Bond Strategies Fund	January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $9,000	0.500 0.495 0.480 0.460 0.450 0.430 0.415	% % % % % % %
Columbia VP – Long Government/Credit Bond Fund	May 1, 2016	>$9,000 - $12,000 >$12,000 - $20,000 >$20,000 - $24,000 >$24,000 - $50,000 >$50,000	0.410 0.390 0.380 0.360 0.340	% % % % %
Columbia Integrated Large Cap Growth Fund II Columbia Select Large Cap Growth Fund	August 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000	0.770 0.720 0.670 0.620	% % % %
Columbia Cornerstone Growth Fund	December 1, 2015	>$3,000 - $6,000 >$6,000 - $12,000	0.600 0.580	% %
Columbia International Dividend Income Fund	January 1, 2016	>$12,000	0.570%

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Ultra Short Term Bond Fund	December 1, 2018	All	0.21%
Columbia Multi Strategy Alternatives Fund*	October 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.960 0.955 0.950 0.940 0.930	% % % % %
Columbia Adaptive Risk Allocation Fund	October 1, 2015

Category 1

Assets invested in affiliated mutual funds, exchange-traded funds and closed-end funds that pay a management fee (or advisory fee, as applicable) to the Investment Manager.

$0 - $500

>$500 - $1,000

>$1,000 - $3,000

>$3,000 - $12,000

>$12,000

			0.060 0.055 0.050 0.040 0.030	% % % % %

Category 2

Assets invested in exchange-traded funds and mutual funds that are not managed by the Investment Manager or its affiliates.

$0 - $500

>$500 - $1,000

>$1,000 - $3,000

>$3,000 - $12,000

>$12,000

			0.160 0.155 0.150 0.140 0.130	% % % % %

Category 3

Securities, instruments and other assets not described above, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay a management fee to the Investment Manager, third party closed-end funds, derivatives and individual securities.

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

			0.760 0.745 0.730 0.720 0.690 0.665 0.630	% % % % % % %

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Oregon Intermediate Municipal Bond Fund	December 1, 2015	$0 - $250 >$250 - $500	0.470 0.465	% %

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia Strategic California Municipal Income Fund

Columbia Strategic New York Municipal Income Fund

	March 1, 2016	>$500 - $1,000 >$1,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $12,000 >$12,000	0.415 0.380 0.340 0.330 0.320 0.310	% % % % % %
Columbia Total Return Municipal Income Fund	December 1, 2015	$0 - $500 >$500 - $1,000	0.480 0.475	% %
Columbia Intermediate Duration Municipal Bond Fund	March 1, 2016	>$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $9,000 >$9,000 - $10,000 >$10,000 - $12,000 >$12,000 - $15,000 >$15,000 - $24,000 >$24,000 - $50,000 >$50,000	0.445 0.420 0.385 0.360 0.350 0.340 0.330 0.320 0.300 0.290	% % % % % % % % % %
Columbia Balanced Fund	July 1, 2022	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000 - $15,600 >$15,600 - $20,300 >$20,300 - $26,400 >$26,400 - $34,300 >$34,300 - $44,600 >$44,600	0.7200 0.6700 0.6200 0.5700 0.5500 0.5300 0.5200 0.5175 0.5150 0.5125 0.5100 0.5075	% % % % % % % % % % % %
Columbia Dividend Income Fund	July 1, 2022	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000 - $15,600 >$15,600 - $20,300 >$20,300 - $26,400 >$26,400 - $34,300	0.7200 0.6700 0.6200 0.5700 0.5500 0.5300 0.5200 0.5175 0.5150 0.5125	% % % % % % % % % %
		>$34,300 - $44,600 >$44,600 - $58,000 >$58,000 - 75,400 >$75,400	0.5100 0.5075 0.5050 0.5025	% % % %

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Select Corporate Income Fund Columbia Total Return Bond Fund	September 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $9,000 >$9,000 - $12,000 >$12,000 - $20,000 >$20,000 - $24,000 >$24,000 - $50,000 >$50,000	0.500 0.495 0.480 0.460 0.450 0.430 0.415 0.410 0.390 0.380 0.360 0.340	% % % % % % % % % % % %
Columbia Emerging Markets Fund	July 1, 2017	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	1.100 1.060 0.870 0.820 0.770 0.720 0.700	% % % % % % %
Columbia Global Technology Growth Fund	July 1, 2021	$0 - $500 >$500 - $1,000 >$1,000 -$3,000 >$3,000-$12,000 >$12,000	0.870 0.820 0.770 0.760 0.750	% % % % %
Columbia Greater China Fund	January 1, 2016	$0 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000	0.950 0.870 0.820 0.770 0.720	% % % % %
Columbia High Yield Municipal Fund	October 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $10,000 >$10,000 - $12,000 >$12,000 - $15,000 >$15,000 - $24,000 >$24,000 - $50,000 >$50,000	0.540 0.535 0.505 0.480 0.445 0.420 0.410 0.400 0.390 0.380 0.360 0.340	% % % % % % % % % % % %

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Real Estate Equity Fund	May 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000	0.750 0.745 0.720 0.670 0.660	% % % % %
Columbia Select Mid Cap Growth Fund	January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $12,000 >$12,000	0.820 0.770 0.720 0.670 0.660 0.650	% % % % % %
Columbia Small Cap Value Discovery Fund	July 8, 2020	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.850 0.800 0.750 0.740 0.730	% % % % %
Columbia Small Cap Growth Fund	January 1, 2016	$0 - $500 >$500 - $1,000	0.870 0.820	% %
Columbia VP – Small Cap Value Discovery Fund Columbia VP – Small Company Growth Fund	May 1, 2016	>$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.770 0.760 0.750	% % %
Multi-Manager Small Cap Equity Strategies Fund	July 1, 2017
Columbia Strategic Income Fund	March 1, 2016	$0 - $500 >$500 - $1,000	0.600 0.590	% %
Columbia VP – Strategic Income Fund	May 1, 2016

>$1,000 - $2,000

>$2,000 - $3,000

>$3,000 - $6,000

>$6,000 - $7,500

>$7,500 - $9,000

>$9,000 - $10,000

>$10,000 - $12,000

>$12,000 - $15,000

>$15,000 - $20,000

>$20,000 - $24,000

>$24,000 - $50,000

>$50,000

			0.575 0.555 0.530 0.505 0.490 0.481 0.469 0.459 0.449 0.433 0.414 0.393	% % % % % % % % % % % %
Columbia U.S. Treasury Index Fund(1)	September 1, 2015	All	0.400%
VP – Managed Volatility Conservative Fund VP – Managed Volatility Conservative Growth Fund VP – Managed Volatility Growth Fund	May 1, 2016	Category 1 Assets invested in affiliated underlying funds (including ETFs and closed-end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager	0.02%

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”

Category 2

Assets invested in securities (other than affiliated underlying funds (including ETFs and closed end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager), including other funds advised by the Investment Manager that do not pay a management fee, third party funds, derivatives and individual securities

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

			0.720 0.670 0.620 0.570 0.550 0.530 0.520	% % % % % % %

*

When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Investment Manager (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any management fees paid to the Investment Manager by any Subsidiaries under separate management agreements with the Subsidiaries.

(1)

The Investment Manager has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Investment Manager or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including but not limited to, litigation expenses.

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

Schedules A and B – Management Agreement – CFST I and CFVIT

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of July 1, 2026.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Michael G. Clarke
	Name:	Michael G. Clarke
	Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Marc Zeitoun
	Name:	Marc Zeitoun
	Title:	Vice President and Head of North America Product